Exhibit 10.35

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

This document is an English translation of a document prepared in German. In preparing this document, an attempt has been made to translate as literally as possible without jeopardizing the overall continuity of the text. Inevitably, however, differences may occur in translation and if they do, the German text will govern by law.

In this translation, German legal concepts are expressed in English terms and not in their original German terms. The concepts concerned may not be identical to concepts described by the English terms as such terms may be understood under the laws of other jurisdictions.

Loan agreement

dated 18.07.2018

for a DM SME loan of

EUR 9,450,000.00

Between

JPT Peptide Technologies GmbH

Volmerstraße 54

12489 Berlin

(“Borrower”)

and

Deutsche Bank AG

Business in Germany

Ludwigsstraße 8-10

55116 Mainz

(“Bank”)

the following agreement (“Loan Agreement”) has been concluded for the granting of a repayment loan (“Loan”) on the basis of the Bank’s General Business Terms and Conditions:

[Copy for the Bank / Copy for the client]

1. DEFINITIONS

The following terms have the following meanings in the contractual text:

“Payment date” is 15.12.2018 EUR 1,600,000.00; on 15.05.2019 EUR 3,000,000.00; on 15.10.2019 EUR 3,000,000.00 and on 15.01.2020 EUR 1,850,000.00.

“Banking day” is any day (with the exception of Saturday and Sunday) on which commercial banks are open to the public for business in Frankfurt/Main.

“Final due date” is 30.09.2028.

“Financial liabilities” are all liabilities from (i) borrowings (ii) issued letters of credit and accepted or issued bills (iii) the issue of bonds, “commercial papers” or other debentures, (iv) lease contracts that under the applicable edicts of the Federal Ministry of Finance or the respective tax or balance sheet provisions of the Jurisdictions regulating the lease contract, are to be treated as finance [operating] leases, (v) the sale of receivables where recourse against a member of the company group of the Borrower cannot be ruled out (recourse factoring), (vi) trade accounts payable when a payment schedule is granted that lies outside common industry practices, (vii) derivatives, whereby when calculating the value of a derivative transaction only the “mark-to-market value” is taken into consideration, (viii) recourse liability in respect of third party sureties, guarantees, bonds, letters of credit or other financial instruments, where such are not included twice in the balance sheet concerned since the respective principle debt is already accounted for, (ix) other transactions when these have the economic effect of borrowings as defined in paras. (i) to (viii), (x) a guarantee, surety or other co-liability for one of the liabilities cited in paras. (i) to (ix) liabilities, and (xi) pension provisions.

2. LOAN

a) Loan amount

The Bank is granting the Borrower a redeemable loan of EUR 9,450,000.00 (in words: nine million four hundred and fifty thousand Euro) (“loan amount”).

b) Purpose

The loan serves the co-financing of the company property to be built in Berlin-Adlershof. The Bank is entitled but not obliged, in respect of the Borrower, to monitor compliance with the loan purpose.

3. PAYMENT

a) Payment date

The Bank shall pay the Borrower the loan amount on the payment dates at the payout ratio of 100% provided that at that time the payment requirements specified below in Clause 6 of this Loan Agreement have been satisfied.

b) Non-acceptance indemnity

If the payment cannot, or cannot fully, be paid out on the payment date for reasons attributable to the Borrower, the Borrower is obliged to compensate the Bank for any losses caused through non-acceptance or late acceptance.

4. REDEMPTION/REPAYMENT

a) Standard repayment

The loan is to repayable in 32 equal consecutive instalments of EUR 286,364.00 and a final, differing instalment of EUR 286,352.00. The instalments are payable quarterly in arrears on 31.03., 30.06., 30.09. and 31.12. of each year; the first instalment is due on.09.2020, the final instalment is repayable on the final due date.

Any loan amounts outstanding on the final due date shall be paid on the final due date.

b) Adjustment of payment schedules

If one of the dates cited in the above paragraphs is not a banking day, repayment shall take place on the next banking day, unless as a result the repayment would only take place in a new calendar month or the following banking day lies after the final due date; in such an event repayment shall take place on the next earlier banking day.

5. INTEREST / COMMISSIONS

a) Debit authorisation

The Borrower herewith instructs the Bank to debit any due repayment amounts, interest, costs, payments, expenses and commissions against the Borrower’s account [***] provided no different agreement has been reached in any individual instance.

b) Interest

The interest rate is fixed for the entire term and amounts to 2.08% p.a. The interest is charged on the basis of 30/360 days. It becomes due at the end of each Quarter.

6. PAYMENT REQUIREMENTS

The Borrower can draw down the loan as soon as all the following, agreed payment requirements have been satisfied and one or more of the same do not subsequently lapse:

a) The Bank has all the following documents and evidence in satisfactory form and the corresponding evidence has not subsequently proved to be incorrect:

•	All the details required under the Federal Money Laundering Act (GwG) regarding the financial beneficiaries and the agreement on the loan purpose within the framework of this agreement

•	All the agreed securities have been validly constituted

•	Submission of the signed annual accounts 31.12.2017

b)	The Borrower is not in default towards the Bank in the satisfaction of a due claim;

c)	No important reason exists that would entitle the Bank to extraordinary termination of this Loan Agreement or that may entitled it to such termination after an additional deadline and/ or warning.

The Bank may make payment without all payment requirements having to be satisfied. The obligation of the Borrower to satisfy the payment requirements remains thereby unaffected unless the Bank has waived satisfaction of specific payment requirements in writing.

7. SECURITIES

a)	The creation of the following securities has been agreed:

•	First-priority land charges of EUR 9,450,000.00 on Betriebsimmobil (“commercial property”) Berlin-Adlershof; Treptow Land Register, Page 31392N

•	Indefinite directly enforceable guarantee by BioNTech AG in the amount of EUR 9,450,000.00

•	Loan maintenance and subordination agreement in respect of a still-to-be provided shareholder group loan of EUR 9,450,000.00. Please send us the loan agreement when available.

Individual details, in particular concerning the security purpose, are or shall be regulated in the security agreements.

Where not agreed otherwise, the securities are to be created having first priority and free of third party rights of set-off, retention or other rights.

b)

On the basis of its lien under Nr. 14 AGB the Bank is in particular serviced by all current and future deposits in account Nr. [***] and time deposits deposited against this account with the Bank including interest as security for all existing, future and conditional claims against the Borrower from and in connection with this Loan Agreement. Disposal of these is only possible with the express permission of the Bank.

8. GENERAL OBLIGATIONS

The Borrower furthermore and until satisfaction of all claims of the Bank from draw-downs under this Loan Agreement assumes the following obligations:

a) Information obligations

Information on financial situation: The Borrower shall continually update the Bank regarding its financial situation and, where applicable, the financial situation of its group of companies.

In this regard it shall provide the Bank in particular with its latest annual accounts plus notes and management report and a consolidated annual account (consolidated balance sheet, consolidated P&L account and consolidated notes) together with a consolidated management report on the Group including the respective auditor’s reports immediately on completion, at the latest however within 9 months of conclusion of the respective financial year, in the original and at least having the scope legally required. Where the annual accounts do not have to be certified, the Bank shall be given copies bearing the legally-binding signatures of all directors or all liable partners.

Moreover the Borrower shall provide the Bank with quarterly business evaluations, liquidity figures, balance sheet status and target-performance analyses.

Moreover the Borrower shall provide the Bank with its annual planning per 31st January of each calendar year.

Further documents providing an up-to-date view of the financial situation shall be submitted by the Borrower on request.

Information under the Federal Money Laundering Act: The Borrower shall satisfy all its obligations under the Federal Money Laundering Act and in particular report any changes in the financial beneficiaries occurring over the term of this Loan Agreement immediately and without request and provide the Bank on request with documentation and information for ascertaining and checking its details.

Incorrect/incomplete information: The Borrower shall immediately notify the Bank should any information or documentation provided (also planning and forecasts) show significant negative changes or deviations or should it transpire that the information or documentation supplied was incomplete or incorrect.

b) Change in shareholder structure

The Parties are agreed that the current shareholder structure constitutes an important basis for the willingness of the Bank to grant this loan and the authorisation of all draw-downs under the same. In the event of any change in the shareholder structure the Parties shall reach a mutually-satisfactory agreement on the continuation of this Loan Agreement, where applicable subject to amended conditions, for example regarding interest, securities or other agreements before such a situation arises.

c) Credit agreements with other credit institutions

The Borrower shall inform the Bank of any new credit agreements that exceed the amount of EUR 500,000.00 or if there are significant changes to its current credit agreements with other credit institutions (for example increase, termination or collateral requirements), where these are the subject of negotiations, where possible in advance, otherwise immediately thereafter.

9. EXTRAORDINARY RIGHT OF TERMINATION

An important reason entitling the Bank to extraordinary termination of this Loan Agreement under Nr. 19 para. 3 AGB in particular exists when:

a)

The Borrower fails to satisfy the general obligations or other essential obligations agreed under this Loan Agreement and fails to comply with the security agreements concluded in connection with this Loan Agreement or

b)

A change takes place to the shareholder structure and the Parties do not promptly agree to the continuation of any changed conditions, for example regarding interest accrual, securities or other agreements or

c)

The Borrower fails to or cannot satisfy its financial liabilities towards third party credit institutions on becoming due or third party credit institutions prematurely call in or could call in such financial liabilities on the basis of a reason for termination, where the financial liabilities concerned exceed a sum of EUR 100,000.00 (or the equivalent value in other currencies).

10. MISCELLANEOUS

a) Forward transactions

Where the Bank and Borrower, to secure the interest or currency risk under this Loan Agreement, conclude or have already concluded forward transactions – which the Bank is not obliged to do – the continued existence of these forward transactions is not affected by any termination of this Loan Agreement.

b) Information disclosure

Where the Bank, for refinancing, risk hedging or capital relief, makes use of its right to transfer the credit risk or claims under this Loan Agreement or otherwise dispose of the same, the Bank is entitled to pass on borrower-related information to authorised recipients that by force of Law, contract or occupational or professional regulation are obliged to maintain confidentiality. Authorised information recipients are members of the European Central Bank system, credit institutions, development banks, financial service providers, finance companies, insurance companies, pension funds, capital management companies, special purpose vehicles founded for assuming credit risks and persons that for technical or legal reasons are to be involved in the transfer (for example auditors and rating agencies).

c) Written form

Changes to this Loan Agreement must be made in writing.

d) Acceptance deadline/ Validity of agreement

The Bank considers itself bound by the offer submitted with this Loan Agreement until 17.08.2018.

This Loan Agreement takes effect on receipt of the agreement signed by all the parties within the aforesaid acceptance deadline.

e) Severability clause

Should individual provisions of this Loan Agreement be or become wholly or partly – for whatever reasons – void or invalid or unworkable, this shall not affect the other provisions of this Loan Agreement.

This Loan Agreement is cited under the date given in the heading.

Declaration pursuant to the Federal Money Laundering Act:

The Borrower guarantees the Bank by crossing or initialling that it is solely drawing down the funds granted under this Loan Agreement for its own account:

x JPT Peptide Technologies GmbH

Deutsche Bank AG
Business in Germany

Mainz, 19.07.2018	[Signature]
Place, date	[***]

Mainz, 19.07.2018	[Signature]
Place, date	[***]

JPT Peptide Technologies GmbH

Place, date	Legally-binding signature(s)